Exhibit 5.1

September 3, 2025

Tharimmune, Inc.

34 Shrewsbury Avenue

Red Bank, NJ 07701

RE:	Registration Statement on Form S-3
2,463,601 Shares of Common Stock of
Tharimmune, Inc., par value $0.0001 per share

Ladies and Gentlemen:

We are acting as counsel for Tharimmune, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by certain selling shareholders (the “Selling Shareholders”) named in the Prospectus (as defined below) of up to 2,463,601 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) consisting of (a) 974,241 shares of our Common Stock, par value $0.0001 per share (the “RD Common Warrant Shares”), issuable upon exercise of common warrants (the “RD Common Warrants”) and (b) 1,489,360 shares of our Common Stock consisting of (i) 641,190 shares of our Common Stock (the “PIPE Common Shares”), (ii) 103,490 shares of our Common Stock (the “PIPE Pre-funded Warrant Shares”) issuable upon exercise of the pre-funded warrants (the “PIPE Pre-funded Warrants”), and (iii) 744,680 shares of our Common Stock (the “PIPE Common Warrant Shares”) issuable upon exercise of common warrants (the “PIPE Common Warrants”). The Shares are included in a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the related prospectus included in the Registration Statement (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on August 26, 2025.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issuance of the Shares. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In rendering these opinions, we have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company. We are opining herein as to the federal laws of the United States and the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. the PIPE Common Shares have been duly authorized by all requisite corporate action on the part of the Company under DGCL and are validly issued, fully paid, and non-assessable.

2. the PIPE Pre-funded Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the PIPE Pre-Funded Warrant Shares are delivered and paid for in accordance with the terms of the PIPE Pre-Funded Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the PIPE Pre-Funded Warrant Shares will be validly issued, fully paid, and non-assessable.

3. the RD Common Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the RD Common Warrant Shares s are delivered and paid for in accordance with the terms of the RD Common Warrants, and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the RD Common Warrant Shares will be validly issued, fully paid, and non-assessable.

4. the PIPE Common Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the PIPE Common Warrant Shares are delivered and paid for in accordance with the terms of the PIPE Common Warrants, and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the PIPE Common Warrant Shares will be validly issued, fully paid, and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP